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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



                                                   COUNTRY OF
                                                 INCORPORATION OR
               SUBSIDIARY                         ORGANIZATION
 -----------------------------------          -------------------
 CoSine Communications Sarl                          France
 CoSine Communications Italia Srl                    Italy
 CoSine Communications KK                            Japan
 CoSine Communications Korea                         Korea
 CoSine Communications Espana SL                     Spain
 CoSine Communications Ltd                           United Kingdom